UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

At a meeting held on March 27, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including its Executive Officers.

Fiscal 2018 Incentive Awards

The Committee determined the amount to be paid in annual incentive awards under the Company’s Annual Management Incentive Plan (the “AMIP”) in accordance with its 2018 Fiscal Year Award Program for Executive Officers (the “2018 Program”). The following table sets forth the cash payments to those Executive Officers identified below with respect to their annual incentive awards under the 2018 Program:

Name and Position	Award
Richard Sands, Chairman of the Board	$2,449,452
Robert Sands, Chief Executive Officer	$2,498,017
David Klein, Executive Vice President and Chief Financial Officer	$818,249
William F. Hackett, Executive Vice President and Chairman, Beer Division	$312,070
F. Paul Hetterich, Executive Vice President and President, Beer Division	$732,118

Certification of Performance Results regarding Fiscal 2016 - Fiscal 2018 Performance Share Unit Awards

The Committee certified the achievement of Fiscal 2016 - Fiscal 2018 Relative Stockholder Return (as that term is defined in the award agreement) performance sufficient for recipients of Fiscal 2016 - Fiscal 2018 Performance Share Unit awards (which were granted on April 28, 2015 and June 29, 2015) to earn two times the target award level set forth in their respective Performance Share Unit Agreement. Each recipient’s award will vest if the recipient remains in continuous employment with the Company or any of its subsidiaries until May 1, 2018 (1). On that date, each Executive Officer who was the recipient of a Fiscal 2016 - Fiscal 2018 Performance Share Unit Award would earn the respective number of shares of the Company’s Class A Common Stock as constitutes two times the individual’s target award level pursuant to his respective Performance Share Unit Agreement. The following table sets forth the amounts of shares of the Company’s Class A Common Stock to be earned on May 1, 2018 by those Executive Officers identified below:

Name	Shares Expected to be Earned
Robert Sands	18,940
David Klein	4,820
William F. Hackett	5,860
F. Paul Hetterich	5,180

(1)
The Fiscal 2016 - Fiscal 2018 Performance Share Unit awards can vest at an earlier date upon death or PSU Disability (as that term is defined in the award agreement) of the recipient or upon a PSU Change in Control (as that term is defined in the award agreement); provided, that, in each such case, the Fiscal 2016 - Fiscal 2018 Performance Share Unit awards would vest at each recipient’s respective target level.

Annual Cash Incentive Award Rules

The Committee adopted the Rules for Cash Incentive Awards (the “Rules”) under the Company’s Long-Term Stock Incentive Plan (the “LTSIP”), the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Rules are designed to provide a framework under the LTSIP under which the Committee may further carry out the cash incentive award provisions of the LTSIP. For fiscal 2019, the Committee established net sales, EBIT (earnings before interest and taxes), and free cash flow, as the performance goals for our executive officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Rules for Cash Incentive Awards under the Constellation Brands, Inc. Long-Term Stock Incentive Plan

INDEX TO EXHIBITS

Exhibit No.	Description

(10)	MATERIAL CONTRACTS

(10.1)	Rules for Cash Incentive Awards under the Constellation Brands, Inc. Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 29, 2018	CONSTELLATION BRANDS, INC.

		By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer